Schedule 14A Information

                    Proxy Statement Pursuant to Section 14(a)
                          of the Securities Act of 1934


Filed by Registrant  [ X ]
Filed by a Party other than Registrant  [   ]

Check the appropriate box:

    [   ] Preliminary Proxy Statement
    [ X ] Definitive Proxy Statement
    [   ] Definitive Additional Materials
    [   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or
                        ss. 240.14a-12


                  Corporate Property Associates 14 Incorporated
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

[GRAPHIC-CPA:14 LOGO]

[LETTERHEAD FOR Corporate Property Associates 14 Incorporated
                Carey Property Advisors]


                                                                  April 25, 2000

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD THURSDAY, JUNE 15, 2000

Dear CPA(R):14 Shareholder,

     On Thursday, June 15, 2000, Corporate Property Associates 14 Incorporated will hold its 2000 annual meeting of shareholders at the executive offices of CPA(R):14, 50 Rockefeller Plaza, New York. The meeting will begin at 2:00 p.m.

     We are holding this meeting:

     o   To elect six directors for the following year;
     o To approve a proposal to amend the By-laws to allow CPA(R):14 to send shareholders electronic notice of meetings; and
     o To transact such other business as may properly come before the meeting.

     Only shareholders who owned stock at the close of business on March 31, 2000 are entitled to vote at the meeting.

     CPA(R):14 mailed this Proxy Statement, proxy, and its Annual Report to its shareholders on or about May 1, 2000.

                                              By Order of the Board of Directors





                                              /s/Susan C. Hyde
                                              ----------------
                                              Susan C. Hyde
                                              Secretary


It is important that your shares be represented and voted at the meeting, whether or not you attend the meeting. You can vote your shares by marking your vote on the enclosed proxy, signing and dating it and mailing it in the business reply envelope provided. If you attend the meeting, you may withdraw your proxy and vote in person.


An affiliate of W.P. Carey & Co., Inc., 50 Rockefeller Plaza, New York, NY 10020
212-402-1100 Fax 212-977-3022    W.P. CAREY

         CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED


--------------------------------------------------------------------------------

                                PROXY STATEMENT
                                 APRIL 25, 2000

--------------------------------------------------------------------------------

                              QUESTIONS & ANSWERS

Who is soliciting my proxy?

     We, the directors of CPA(R):14, are sending you this Proxy Statement and the enclosed proxy. Who is entitled to vote? Shareholders of CPA(R):14 as of the close of business March 31, 2000 (the record date) are entitled to vote at the annual meeting.

How many shares may vote?

     At the close of business on the record date, March 31, 2000, CPA(R):14 had 32,839,440 shares outstanding and entitled to vote. Every shareholder is entitled to one vote for each share held.

How do I vote?

     You may vote your shares either by attending the annual meeting or by proxy. To vote by proxy, sign and date the enclosed proxy and return it in the enclosed envelope. If you return your proxy but fail to mark your voting preference, your shares will be voted FOR each of the nominees. We suggest that you return a proxy even if you plan to attend the meeting.

May I revoke my proxy?

     Yes, you may revoke your proxy at any time before the meeting by voting in person, notifying CPA(R):14's secretary, or submitting a later-date proxy. The mailing address of the CPA(R):14 is 50 Rockefeller Plaza, New York, New York 10020. You should mail your notice of revocation of proxy to that address.

What is a "quorum"?

     A "quorum" is the presence, either in person or represented by proxy, of a majority of the shares entitled to vote at the meeting. There must be a quorum for the meeting to be held. A nominee must receive the affirmative vote of a majority of the votes cast at the meeting to be elected to the board.

How will voting on shareholder proposals be conducted?

     We do not know of other matters which are likely to be brought before the meeting. However, in the event that any other matters properly come before the annual meeting, your signed proxy gives authority to the persons named in the proxy to vote your shares on those matters in accordance with their best judgment.

Who will pay the cost for this proxy solicitation and how much will it cost?

CPA(R):14 will pay the cost of preparing, assembling and mailing this Proxy Statement, the Notice of Meeting and the enclosed proxy. In addition to the solicitation of proxies by mail, we may utilize some of the officers and employees of Carey Property Advisors, L.P. (who will receive no compensation in addition to their regular salaries) to solicit proxies personally and by telephone. Currently, we do not intend to retain a solicitation firm to assist in the solicitation of proxies, but if sufficient proxies are not returned to us, we may retain an outside firm to assist in proxy solicitation for a fee estimated not to exceed $7,500, plus out-of-pocket expenses. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy statement to their principals and to request authority for the execution of proxies, and will reimburse such persons for their expenses in so doing.

When are shareholder proposals for the 2001 annual meeting due?

     We must receive any proposal which a shareholder intends to present at CPA(R):14's 2001 annual meeting must be received no later than December 15, 2000 in order to be included in the CPA(R):14's Proxy Statement and form of proxy relating to that meeting.

     CPA(R):14 will provide shareholders, without charge, a copy of CPA(R):14's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 1999, including the financial statements and schedules attached thereto, upon written request to Ms. Susan C. Hyde, Director of Investor Relations of CPA(R):14, at Corporate Property Associates 14 Incorporated, 50 Rockefeller Plaza, New York, New York 10020.

ELECTION OF DIRECTORS

     At the annual meeting, you and the other shareholders will elect six directors, each to hold office until the next annual meeting of shareholders except in the event of death, resignation or removal. If an nominee is unavailable for election, proxies will be voted for another person nominated by the board of directors. Currently, the board is unaware of any circumstances which would result in a nominee being unavailable. All of the nominees are now members of the board of directors.

                      NOMINEES FOR THE BOARD OF DIRECTORS

     The nominees, their ages, the year of election of each of the board of directors, their principal occupations during the past five years or more, and directorships of each in public companies in addition to CPA(R):14, are as follows:

WILLIAM P. CAREY
AGE: 69
DIRECTOR SINCE: 1997

     Mr. Carey, Chairman and Chief Executive Officer of W. P. Carey & Co. since 1973, has been active in lease financing since 1959 and a specialist in net leasing of corporate real estate property since 1964. Before founding W. P. Carey & Co., Inc. in 1973, he served as Chairman of the Executive Committee of Hubbard, Westervelt & Mottelay (now Merrill Lynch Hubbard), head of Real Estate and Equipment Financing at Loeb, Rhoades & Co. (now Lehman Brothers), and head of Real Estate and Private Placements, Director of Corporate Finance and Vice Chairman of the Investment Banking Board of duPont Glore Forgan Inc. A graduate of the University of Pennsylvania's Wharton School, Mr. Carey also received a Sc. D. honoris causa from Arizona State University and is a Trustee of The Johns Hopkins University and other educational and philanthropic institutions. He has served for many years on the Visiting Committee to the Economics Department of the University of Pennsylvania and co-founded with Dr. Lawrence R. Klein the Economics Research Institute at that University. In the fall of 1999, Mr. Carey was Executive-in-Residence at Harvard Business School. He also serves as Chairman of the Board and Chief Executive Officer of CPA(R):10, CIP(R), CPA(R):12 and as a director of Carey Diversified LLC. Mr. Carey is an uncle of
H. Augustus Carey.

WILLIAM RUDER
AGE: 78
DIRECTOR SINCE: 1997

     Mr. Ruder is Chairman of the Board of William Ruder Incorporated, a consulting firm founded in 1981. From 1948 to 1981, Mr. Ruder was in partnership with David Finn at the firm of Ruder & Finn, an international public relations company. He is a former Assistant Secretary of Commerce of the United States and has served on the boards of directors of the United Nations Association of the United States of America, and Junior Achievement and on the Council on Economic Priorities. He is a member of the Board of Overseers of the Wharton School of the University of Pennsylvania and has also served as a consultant to the Communications Advisory Board to the White House Press Secretary, the Committee for Economic Development and the Office of Overseas Schools for the U.S. State Department. He currently serves as a Trustee on the Committee for Economic Development. Mr. Ruder is a Tobe Lecturer at Harvard Graduate School of Business and is associated with several other business, civic and cultural organizations. He received a B.S.S. degree from the City College of New York. Mr. Ruder served as a Director of W.P. Carey & Co. from 1987 to 1990. He also is a director of CPA(R):10 and CPA(R):12.

GEORGE E. STODDARD
AGE: 83
DIRECTOR SINCE: 1997

     Mr. Stoddard was until 1979 officer-in-charge of the Direct Placement Department of The Equitable Life Assurance Society of the United States
("Equitable"), with responsibility for all activities related to Equitable's portfolio of corporate investments acquired through direct negotiation. Mr. Stoddard was associated with Equitable for over 30 years. He holds an A.B. degree from Brigham Young University, an M.B.A. from Harvard Business School and an LL.B. from Fordham University Law School. Mr. Stoddard serves as a Managing Director of W.P. Carey & Co., Inc. Mr. Stoddard is also a director of CPA(R):10, CIP(R)and CPA(R):12.

CHARLES C. TOWNSEND, JR.
AGE: 72
DIRECTOR SINCE: 1997

     Mr. Townsend is an Advisory Director of Morgan Stanley & Co., having held such position since 1979. Mr. Townsend was a Partner and a Managing Director and head of the Corporate Finance Department of Morgan Stanley & Co. from 1963 to 1978 and served as Chairman of Morgan Stanley Realty Corporation from 1977 to 1982. Mr. Townsend holds a B.S.E.E. from Princeton University and an M.B.A. from Harvard University. Mr. Townsend is also a director of CIP(R)and Carey Diversified LLC.

WARREN G. WINTRUB
AGE: 66
DIRECTOR SINCE: 1997

     Mr. Wintrub retired in 1992 from Coopers & Lybrand L.L.P. (now PricewaterhouseCoopers LLP) after 35 years. Mr. Wintrub was elected a partner in Coopers and Lybrand in 1963, specialized in tax matters and served on that firm's Executive Committee from 1976 to 1988 and as Chairman of its Retirement Committee from 1979 to 1992. Mr. Wintrub holds a B.S. degree from Ohio State University and an LL.B. from Harvard Law School. He currently serves as a director of Chromcraft Revington, Inc. and Getty Realty Co. Mr. Wintrub is also a director of CPA(R):10 and CIP(R).

THOMAS E. ZACHARIAS
AGE: 46
DIRECTOR SINCE: 1997

     Mr. Zacharias is currently a Principal at Lend Lease Development U.S., Inc., a subsidiary of Lend Lease Corporation. Lend Lease is a global financial services, property, and investment management company that is publicly traded in Australia. In the U.S., Lend Lease is the largest advisor of pension fund capital in real estate with $30.5 billion under management. Mr. Zacharias served as Vice President of Corporate Property Investors form 1986 to 1998. Corporate Property Investors, prior to its merger into Simon Property Group, was the largest private equity REIT in the U.S. with approximately $5.8 billion under management. Prior to joining Corporate Property Investors in 1981, Mr. Zacharias an officer at the New York State Urban Development Corporation from 1979 to 1981. Mr. Zacharias received his undergraduate degree from Princeton University in 1976 and a Master in Business Administration from the Yale School of Management in 1979. He is also a director of CIP(R)and CPA(R):12.

                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

H. AUGUSTUS CAREY
Age: 42

     Mr. Carey, President, is Senior Vice President and a Managing Director of W.P. Carey & Co. He returned to W.P. Carey & Co. as a Vice President in August 1988, was elected a First Vice President in April 1992 and a Managing Director in 1997. He also serves as President of CPA(R):10, CPA(R):12 and CIP(. Mr. Carey previously worked for W.P. Carey & Co. from 1979 to 1981 as Assistant to the President. From 1984 to 1987, Mr. Carey served as a loan officer in the North American Department of Kleinwort Benson Limited in London, England. He received his A.B. in Asian Studies from Amherst College in 1979 and a M.Phil. in Management Studies from Oxford University in 1984. Mr. Carey is Chairman of the Corporate

Advisory Council for the International Association for Investment Planners and a Trustee for the Oxford Management Center Advisory Council. He is a nephew of William P. Carey.

GORDON F. DUGAN
AGE: 33

     Mr. DuGan was elected President of W. P. Carey & Co. in 1999, Executive Vice President and a Managing Director of W.P. Carey & Co. in June 1997. Mr. DuGan rejoined W.P. Carey & Co. as Deputy Head of Acquisitions in February 1997. Mr. DuGan was until September 1995 a Senior Vice President in the Acquisitions Department of W.P. Carey & Co. From October 1995 until February 1997, Mr. DuGan was Chief Financial Officer of Superconducting Core Technologies, Inc., a Colorado-based wireless communications equipment manufacturer. Mr. DuGan joined W.P. Carey & Co. as Assistant to the Chairman in May 1988, after graduating from the Wharton School at the University of Pennsylvania where he concentrated in Finance. He also serves as a director of Carey Diversified LLC.

CLAUDE FERNANDEZ
AGE: 47

     Mr. Fernandez is a Managing Director, Executive Vice President and Chief Administrative Officer of W.P. Carey & Co. Mr. Fernandez joined W.P. Carey & Co. as Assistant Controller in March 1983, was elected Controller in July 1983, a Vice President in April 1986, a First Vice President in April 1987, a Senior Vice President in April 1989 and Executive Vice President in April 1991. Prior to joining W.P. Carey & Co. Mr. Fernandez was associated with Coldwell Banker, Inc. in New York for two years and with Arthur Andersen & Co. in New York for over three years. Mr. Fernandez, a Certified Public Accountant, received a B.S. in Accounting from New York University in 1975 and an M.B.A. in Finance from Columbia University Graduate School of Business in 1981.

GORDON J. WHITING
AGE: 34

     Mr. Whiting became an Executive Vice President and Portfolio Manager of CPA(R):14 in October 1998. Mr. Whiting joined W.P. Carey & Co. as a Second Vice President in September 1994, became a First Vice President in October 1995 and a Senior Vice President in April 1998. He received his M.B.A. from the Columbia University Graduate School of Business where he concentrated in finance. Mr. Whiting founded an import/export company based in Hong Kong after receiving his B.S. from Cornell University.

                          APPROVAL OF AN AMENDMENT TO
                              CPA(R):14'S BY-LAWS

     The board of directors has approved, and is recommending to the shareholders for approval at the annual meeting, an amendment to Article III,
Section 4 of CPA(R):14's By-laws to permit CPA(R):14 to give shareholders notice of meetings by electronic mail if a shareholder chooses to receive notice by such means. The text of the amendment is attached below and marked to show changes from the existing By-laws.

     3.4 Notice; Affidavit of Notice. Notice of all meetings of the Shareholders shall be given in writing to each Shareholder entitled to vote thereat, either personally or by first class mail, or if the Company has 500 or more Shareholders, by third-class mail, or other means of written communication, charges prepaid, addressed to the Shareholder at his address appearing on the books of the Company or given by the Shareholder to the Company for the purpose of such notice, or transmitted to the Shareholder by electronic mail to any electronic mail address of the Shareholder given by the Shareholder to the Company for the purpose of such notice or by any other electronic means. Notice of any such meeting of Shareholders shall be sent to each Shareholder entitled thereto not fewer than 10 nor more than 90 days before the meeting; provided, however, that within ten business days after receipt by the Company, in person, or by registered mail, of a written request for a meeting by the Shareholders holding not less than 10 percent of the outstanding Shares entitled to vote at such meeting, the Company shall provide written notice of such meeting to all Shareholders as provided above, and such meeting shall be held not fewer than 20 nor more than 60 days after the Company's receipt of such written request by the Shareholder; and, provided further, that if such notice is not given within 10 business days after receipt of the request, the Person or Persons requesting the meeting may give the notice. Nothing contained in this
     Section 3.4 shall be construed as limiting, fixing or affecting the time when a meeting of Shareholders called by action of the

     Directors may be held. All notices given pursuant to this Section 3.4 shall state the place, date and hour of the meeting and, (1) in the case of Special Meetings of the Shareholders, the general nature of the business to be transacted, and no other business may be transacted, or (2) in the case of Annual Meetings of the Shareholders, those matters which the Directors, at the time of the mailing of the notice, intend to present for action by the Shareholders, and (3) in the case of any meeting at which Directors are to be elected, the names of the nominees intended at the time of the mailing of the notice to be presented for election.

     Under the By-laws, the board of directors may not amend any provision of the By-laws without the consent of shareholders at a meeting of shareholders duly called and at which a quorum is present. Accordingly, the board of directors is submitting amended Article III, Section 4 of the By-laws for consideration by the shareholders at the annual meeting.

Purpose and Effect of Proposed Amendment

     The proposed amendment is intended to allow CPA(R):14 to send shareholders notice of meetings by electronic mail if a shareholder gives CPA(R):14 an electronic address for the purpose of receiving notices of meetings. CPA(R):14 would continue to send notices by regular mail to shareholders who do not have electronic mail or do not wish to receive notices via electronic mail. CPA(R):14 believes modernization of the notice requirements will encourage more shareholders to participate at annual and special meetings of shareholders. The modernization of the means of giving notice also should reduce the cost associated with notifying shareholders of annual and special meetings. The proposal to amend the By-laws will become effective if it receives the affirmative vote of the holders of a majority of the votes cast at the annual meeting.

     The board of directors unanimously recommend a vote "FOR" approval of an amendment to the Bylaws authorizing CPA(R):14 to send notices to shareholders by electronic mail.

                      COMMITTEES OF THE BOARD OF DIRECTORS

     The board of directors of CPA(R):14 has a standing Audit Committee. The Audit Committee, which held two meetings in 1999 attended by all members, reviews on behalf of the board of directors the financial information provided to shareholders, regulatory authorities and governmental agencies for accuracy, reliability and completeness. In addition, it reviews CPA(R):14's systems of internal control and accounting policies for effectiveness in safeguarding the assets of CPA(R):14. Members of this Audit Committee include Warren G. Wintrub, William Ruder and William P. Carey.

     The board of directors of CPA(R):14 does not have a standing nominating or compensation committee.

                    BOARD MEETINGS AND DIRECTORS' ATTENDANCE

     There were four board meetings held in 1999. No incumbent director attended less than 75% of the total number of Board and Audit Committee meetings held in 1999.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

     CPA(R):14 has no employees. Day-to-day management functions are performed by Carey Property Advisors, L.P. Please see the section titled "Certain Transactions" for a description of the contractual arrangements between CPA(R):14 and Carey Property Advisors.

     During 1999, CPA(R):14 paid no cash compensation to any of its executive officers.

     During 1999, the directors as a group received fees of $45,750. William P. Carey and George E. Stoddard did not receive compensation for serving as directors.

                       SECURITIES OWNERSHIP BY MANAGEMENT

     "Beneficial Ownership" as used herein has been determined in accordance with the rules and regulations of the Securities and Exchange Commission and is not to be construed as a representation that any of such shares are in fact beneficially owned by any person. As of the record date, CPA(R):14 knows of no shareholder who owns beneficially 5% or more of the outstanding shares.

     The following table shows how many shares of CPA(R):14's common stock the directors and executive officers owned as of March 31, 2000, the record date. No director or executive officer beneficially owned more than 1% of the common stock, and directors and executive officers as a group did not own more than 1% of the common stock.

Director and Officer Stock Ownership

                                                       Shares of Common Stock
   Name                                                   Beneficially Owned
   ----------------                                    ----------------------
   William P. Carey.................................            20,000(1)
   William Ruder....................................             1,000
   George E. Stoddard...............................               500
   Charles C. Townsend..............................             1,000
   Warren G. Wintrub................................             1,000
   Thomas E. Zacharias..............................             1,000
   H. Augustus Carey................................             5,000 (2)
   Directors & Executive Officers as a Group (20 persons)       29,500

-------------------
(1) These shares are owned by Carey Property Advisors which is controlled by Mr. Carey. The inclusion of these shares in the table shown above is not to be construed as a representation that Mr. Carey beneficially owns such shares.
(2) Mr. Carey holds 2,500 of these shares in a custodial account for his children. Mr. Carey holds 1,000 of the shares.


         BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Securities and Exchange Commission Regulations require the disclosure of the compensation policies applicable to executive officers in the form of a report by the compensation committee of the board of directors (or a report of the full board of directors in the absence of a compensation committee). As noted above, CPA(R):14 has no employees and pays no compensation. As a result, the board of directors has not considered compensation policy for employees and has not included a report with this Proxy Statement.

                            STOCK PERFORMANCE GRAPH

     Comparison of Five - Year Cumulative Return. The graph below provides an indicator of cumulative shareholder returns for CPA(R):14 as compared with the S&P 500 Stock Index and a Peer Group(1).




             [GRAPHIC-GRAPH PLOTTED TO POINTS LISTED ON NEXT PAGE]


(1) The Peer Group Index included in the Performance Graph has been constructed and calculated by the Company. The Peer Group is comprised of issuers whose securities are publicly held but for which no active trading market exists. The index has been constructed assuming a constant share price and the annual reinvestment of dividends. The issuers included in the peer group and the relative weighting of the issuers' returns in the total index (calculated using total initial market capitalization) are as follows:


                                                          WEIGHTING IN             WEIGHTING IN PEER
ISSUER   PEER GROUP INDEX                                     CPA'S               GROUP INDEX WITHOUT
                                                     --------------------------------------------------
                                                     1996     1997     1998     1996     1997     1998
                                                     --------------------------------------------------
PW Independent Living Mortgage Fund, Inc.            0.46%    0.28%    0.35%    0.27%    0.27%    0.29%
PW Independent Living Mortgage Fund, Inc. II         0.32%    0.14%    0.17%    0.15%    0.17%    0.20%
CPA:10                                               0.91%    0.39%    0.39%    0.35%    0.23%    0.23%
CIP                                                  2.07%    0.89%    0.90%    0.91%    0.62%    0.63%
CPA:12                                               3.07%    1.42%    1.50%    1.50%    1.03%    1.03%
CNL American Properties                              0.00%    3.55%    4.06%    4.24%    2.97%    2.72%
CPA:14                                               0.00%    0.00%    0.00%    0.00%    0.89%    0.91%
CNL Hospitality Properties                           0.00%    0.00%    0.00%    0.00%    0.60%    0.93%
Wells Real Estate Investment Trust                   0.00%    0.00%    0.00%    0.00%    0.30%    0.34%
                                                     --------------------------------------------------
                                                     6.83%    6.69%    7.38%    7.42%    7.07%    7.27%

                              CERTAIN TRANSACTIONS

     William P. Carey, Chief Executive Officer, is a member of the CPA(R):14's board of directors. During 1999, Carey Property Advisors, a Pennsylvania limited partnership whose general partner is Carey Fiduciary Advisors, Inc., and whose limited partners are William P. Carey and Francis J. Carey, was retained by CPA(R):14 to provide advisory services in connection with identifying and analyzing prospective property investments as well as providing day-to-day management services to CPA(R):14. William P. Carey owns all of the outstanding stock of Carey Fiduciary Advisors. For the services it provides to CPA(R):14, Carey Property Advisors earns an asset management fee and a performance fee, each equal to a percentage of the average invested assets of CPA(R):14 for the preceding month, payable monthly. The payment of the performance fee, however, is subordinated to specified returns to shareholders. During 1999, the asset management and performance fees earned by Carey Property Advisors were $730,285 and $0, respectively. The performance fee will be paid at a future time if certain performance criteria are satisfied. During 1999, Carey Property Advisors and W.P. Carey & Co. earned acquisition fees totaling $9,262,697 in return for performing services related to CPA(R):14's real estate purchases. William P. Carey also owns all the outstanding stock of W.P. Carey & Co.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     From our inception, we have engaged the firm of PricewaterhouseCoopers LLP as our independent public accountants, and the board of directors has selected PricewaterhouseCoopers LLP as auditors for 2000.

     A representative of PricewaterhouseCoopers LLP will be available at the annual meeting to answer questions.

                                REVOCABLE PROXY
                 CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED



[ X ]   PLEASE MARK VOTES
        AS IN THIS EXAMPLE

                    Proxy for Annual Meeting of Shareholders
                                  June 15, 2000

                      THIS PROXY IS SOLICITED ON BEHALF OF
                             THE BOARD OF DIRECTORS

The undersigned shareholder of Corporate Property Associates 14 Incorporated appoints H. Augustus Carey and Claude Fernandez, and each of them, with full power of substitution, as proxy to vote all shares of the undersigned in
Corporate Property Associates 14 Incorporated at the Annual Meeting of Shareholders to be held on June 15, 2000 and at any adjournment thereof, with like effect and as if the undersigned were personally present and voting, upon the following matters:

   1. Election of Directors for the One-Year Term Expiring in 2001:

      William P. Carey           Charles C. Townsend, Jr.
      William Ruder              Warren G. Wintrub
      George E. Stoddard         Thomas E. Zacharias

                               With-       For All
                    For        hold        Except
                   [   ]       [   ]        [   ]

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

                    For        Against      Abstain
                   [   ]       [   ]        [   ]

   2. Approval of a proposal to amend the By-Laws to allow CPA(R):14 to send shareholders electronic notice of meetings. 3. Such other matters as may properly come before the meeting at the discretion of the proxy holders.

PROXIES WILL BE VOTED AS DIRECTED OR SPECIFIED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED (1) FOR THE NOMINATED DIRECTORS, (2) FOR THE AMENDMENT TO THE ARTICLES OF INCORPOATION, (3) FOR OR AGAINST ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING AT THE DISCRETION OF THE PROXY HOLDER.

SIGNATURE(S) MUST CORRESPOND EXACTLY WITH NAME(S) AS IMPRINTED HEREON. When signing in a representative capacity, please give title. When shares are held jointly, only one holder need sign. Detach above card, sign, date and mail in postage paid envelope provided.

 Please be sure to sign and date this Proxy in the box below.

                   _________________________________________
                                      Date

                   _________________________________________
                             Stockholder sign above

                   _________________________________________
                         Co-holder (if any) sign above


                 CORPORATE PROPERTY ASSOCIATES 14 INCORPORATED
                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY